Exhibit 99.1

FOR IMMEDIATE RELEASE

Chart Industries Announces CEO Jill Evanko to Assume Senior Advisor Role in 2026

Evanko to Remain Senior Advisor through Completion of Baker Hughes Transaction;

Board to Appoint Interim CEO

HOUSTON, Nov. 17, 2025 – Chart Industries (NYSE: GTLS) (“Chart” or the “Company”) has announced that Jill Evanko, President, CEO and a member of the Company’s Board of Directors, will step down from her current roles to accept a new executive opportunity at a privately owned company, effective in early 2026. Ms. Evanko will continue as a senior advisor to Chart until the completion of the pending acquisition of the Company by Baker Hughes (NASDAQ: BKR) to ensure a seamless transition of responsibilities and oversight. The Board intends to appoint an interim CEO from within the Chart organization.

Under Ms. Evanko’s leadership over the last nine years, Chart has undergone a period of significant growth, as she helped architect the Company’s long-term strategic focus on energy- and industrial end markets. These initiatives exponentially expanded the Company’s projects and harnessed the value of Chart’s advanced process technologies while driving enhanced revenue, expanded margins and improved customer satisfaction. Additionally, Ms. Evanko has been a driving force behind Chart’s next-generation innovation priorities, overseeing Chart’s expansion into high-growth sectors such as the carbon capture and the data center markets and led several transformative transactions, including the acquisition of Howden in 2023.

“On behalf of the entire Chart Board of Directors, I want to thank Jill for her innovative leadership and innumerable contributions to Chart over the past nine years,” said Andrew Cichocki, Chairman of the Chart Board of Directors. “As CEO, Jill spearheaded the strategic evolution of Chart’s portfolio, successfully building a world-class process technology and solution offering across high-growth sectors, including establishing an aftermarket, service and repair business. The global OneChart team continues preparing for the completion of the Baker Hughes transaction, which remains on track for mid-2026. To date, significant work has been undertaken to ensure a seamless integration of our complementary businesses. The Board has full confidence in the Chart team, and we are grateful that Jill will remain a resource to Chart.”

Ms. Evanko stated, “It has been the greatest honor of my career to work alongside the Chart team and serve our customers and partners. I am extremely proud of all we have accomplished together and strongly believe that the Baker Hughes team are the right partners for Chart.”

The Baker Hughes transaction has been approved by Chart shareholders, and the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 has expired. It remains on track to close by mid-year 2026, subject to customary conditions and the receipt of the other applicable regulatory approvals.

About Chart Industries, Inc.

Chart Industries, Inc. is a global leader in the design, engineering, and manufacturing of process technologies and equipment for gas and liquid molecule handling for the Nexus of Clean™—clean power, clean water, clean food, and clean industrials, regardless of molecule. The company’s unique product and solution portfolio across stationary and rotating equipment is used in every phase of the liquid gas supply chain, including engineering, service and repair and from installation to preventive maintenance and digital monitoring. Chart is a leading provider of technology, equipment and services related to liquefied natural gas, hydrogen, biogas and CO2 capture amongst other applications. Chart is committed to excellence in environmental, social and corporate governance issues both for its company as well as its customers. With 65 global manufacturing locations and over 50 service centers from the United States to Asia, Australia, India, Europe and South America, the company maintains accountability and transparency to its team members, suppliers, customers and communities. To learn more, visit www.chartindustries.com.

Chart Industries Contacts:

Investor Contact:

John Walsh

Senior Vice President, Investor and Government Relations

1-770-721-8899

john.walsh@chartindustries.com

Media Contact:

Jim Golden / Jude Gorman / Jack Kelleher

Collected Strategies

Chart-CS@collectedstrategies.com

Forward-Looking Statements

The matters discussed in this press release include “forward-looking statements” within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act, about the plans, strategies, objectives, goals or expectations of Chart. These statements include, but are not limited to, statements about the benefits of the proposed merger with Baker Hughes, the expected timing of the completion of such merger, and other statements that are not historical facts. You can identify forward-looking statements by terminology such as “may,” “will,” “should,” “could,” “expects,” “believes,” “projects,” “forecasts,” “intends,” “plans,” and similar expressions. These forward-looking statements are based upon current plans, estimates, and expectations that are subject to risks, uncertainties, and assumptions, many of which are beyond the control of Chart and Baker Hughes, that could cause actual results to differ materially from those expressed in such statements. Key factors that could cause actual results to differ materially include, but are not limited to, the risks detailed in Chart’s filings with the Securities and Exchange Commission (the “SEC”), including in Chart’s most recent filings on Forms 10-K and 10-Q, factors and matters described herein and in Chart’s Definitive Proxy Statement with respect to the proposed merger with Baker Hughes (filed on September 8, 2025), as supplemented, and the following factors: (1) the risk that such merger may not be completed in a timely manner or at all, which may adversely affect the businesses and the market price of the common stock of Chart; (2) the failure to obtain, or delays in obtaining, required regulatory approvals from governmental authorities, or the imposition of conditions on such approvals that may have an adverse effect on Chart or Baker Hughes or may cause the parties to abandon such merger; (3) the occurrence of any event, change, or other circumstance that could give rise to the termination of the merger agreement between Chart and Baker Hughes, including in circumstances that would require Chart or Baker Hughes to pay a termination fee; (4) the effect of the announcement and pendency of such merger on Chart’s business relationships, operating results, and business generally, including the risk of potential difficulties in employee retention and the risk of disruption to management’s attention from ongoing business operations; and (5) the risk of litigation related to such merger. Additional risks and uncertainties are described in the “Risk Factors” sections of Chart’s and Baker Hughes’ most recent Annual Reports on Form 10-K and in subsequent filings with the SEC. The foregoing list of factors is not exhaustive. You should not place undue reliance on any forward-looking statements, which are based only on information currently available to Chart. Chart does not undertake any obligation to update or revise any forward-looking statement, whether as a result of new information, future events, or otherwise, except as required by law.